Catalyst Funds

Amendment Number 2 to the Investment Company Services Agreement

This Amendment Number 2, dated May 23, 2011 to the Investment Company Services Agreement ("Agreement") dated December 1, 2010 between the Catalyst Funds, an Ohio Business Trust and Matrix 360 Administration LLC (“Matrix”), a Limited Liability Company duly organized under the laws of the State of Delaware, is adopted to provide the following:

Schedule B of the Agreement is hereby amended to provide for the addition of the: Catalyst Large Cap Value Fund

Catalyst International Value Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund; and

Schedule C of the Agreement is hereby amended to provide for the addition of the following funds under the Discounted Fees section:

Catalyst Large Cap Value Fund

Catalyst International Value Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund; and

All portions of the Agreement not specifically amended herein shall remain in full force and effect.

/s/ Jerry Szilagyi___________

Jerry Szilagyi, Trustee

Catalyst Funds

/s/ Dave Ganley____________

Dave Ganley, Managing Member

Matrix 360 Administration, LLC